EXHIBIT 99.1

Eastern Resources, Inc. Executes Engagement Letter With Investment Bank

DENVER, CO--(Marketwire - Feb 13, 2013) -  Eastern Resources, Inc. ( OTCBB : ESRI ), a Delaware corporation ("ESRI" or, the "Company"):

The Board of Directors of Eastern Resources Inc. is pleased to announce that it has executed an advisory agreement with a New York registered broker-dealer with a focus on the precious metals mining sector. This investment bank will assist the Company in its efforts to raise up to $200 million for use by the Company in advancing its Montana Tunnels Mine and Golden Dream Mine projects and for related capital restructuring, liquidity enhancement and working capital purposes.

Through its operating subsidiaries, ESRI is the owner and operator of three permitted mines located near Helena, Montana. Montana Tunnels Mining Inc. ("MTMI") is the owner of the Montana Tunnels Mine and mill. The Montana Tunnels Mine which commenced production in 1986, under prior ownership, has produced 1.7 million ounces of gold, 30.8 million ounces of silver, 400 million lbs. of lead, and 1.1 billion lbs. of zinc. In 2009, the Montana Tunnels Mine was placed on care and maintenance pending MTMI's permitting of the "M" Pit expansion, which targets a proven and probable reserve of 38 million tons of ore containing 480,000 ounces of gold, 7.9 million ounces of silver, 124 million lbs. of lead, and 370 million lbs. of zinc. The "M" Pit expansion is projected to have an 8.5 year mine life, and is open at depth. Subject to financing, the "M" pit requires approximately 16 months of pre-production work prior to the restart of production.

ESRI's wholly owned subsidiary, Elkhorn Goldfields Inc. ("EGI"), is the owner of the Elkhorn claims located approximately 13 miles from Boulder, Montana. The claims have four separate ore bodies that were subject to approximately 400,000 feet of core drilling by its previous owners, delineating approximately 1.6 million ounces of gold. EGI has successfully permitted the Golden Dream Mine as an underground mine and has completed approximately 1,000 feet of underground development, installation of a water treatment system, and surface infrastructure required for development of the mine. Subject to financing, EGI expects to intercept the main ore body after an additional 1,200 feet of main access ramp development over a pre-production period of six months. The resource of the current development plan is targeting 1.2 million tons of ore containing 258,000 ounces of silver and 9.5 million lbs. of copper. The Golden Dream Mine is projected to produce approximately 50,000 ounces per year over a 5 year mine life and with the deposit currently open at depth and on strike.

"Our selection of this investment bank as an advisor to ESRI was based on the experience of their key people in the mining space and their previous knowledge of ESRI's assets. We are pleased to have this quality group assisting us in financing the development of our Montana assets," stated Patrick Imeson, CEO of ESRI.

About Eastern Resources, Inc.
Eastern Resources, Inc. is an early stage, U.S. public company currently pursuing a business strategy in the precious and base metals mining sector in the United States. On April 6, 2012, the Company completed the acquisition of Montana Tunnels Mining, Inc. and Elkhorn Goldfields, Inc., and these two companies are now wholly owned subsidiaries of the Company.

About Montana Tunnels Mining, Inc.
Montana Tunnels Mining, Inc., a Delaware corporation, owns the Montana Tunnels Mine which is a fully integrated, open-pit mining operation, which is seeking to recommence mining and milling operations. Currently, operations are limited to care and maintenance functions. Montana Tunnels Mine staff engineers, in association with outside, independent mining consultants, have designed a mine plan for the expansion of the existing mine. Montana Tunnels Mine has received favorable records of decisions to begin this pit expansion from the Montana Department of Environmental Quality and the Bureau of Land Management. This deposit incorporates a proven and probable mineral reserve of 37.8 million tons of ore containing 488,000 ounces of gold, 8.2 million ounces of silver, 358 million pounds of zinc and 124 million pounds of lead. Ore will be processed through Montana Tunnels Mine's 15,000 ton-per-day concentrating facilities.

About Elkhorn Goldfields, Inc.
Elkhorn Goldfields, Inc., a Montana corporation, owns the Elkhorn Property which is a property with four identified gold and gold-copper mineral deposits. At the time Elkhorn Goldfields, Inc. acquired the Elkhorn Property from Newmont Mining Corporation in 1998, a mineral resource of 1.6 million ounces of gold had been delineated on the property. Elkhorn Goldfields, Inc. has advanced the first of these four deposits -- the Golden Dream deposit -- to the point where it is fully permitted and underground development is underway. The Golden Dream mine deposit incorporates a probable mineral reserve of 1.17 million tons of ore containing 258,000 ounces of gold and 8.3 million pounds of copper. Ore Production from the Golden Dream operation will be trucked 35 road miles to the Montana Tunnels Mine for processing through a separate 1,000 ton-per-day mill located within the Montana Tunnels concentrating facility.

Cautionary Note Regarding Forward Looking Statements
This press release of Eastern Resources, Inc. ("ESRI" or, the "Company") contains forward-looking statements within the meaning of the U.S. securities laws. Such forward-looking statements may include, without limitation, statements regarding the business strategy, plans and goals of the Company, plans for the Montana Tunnels Mine and the Golden Dream Mine (the "Mines") including anticipated scheduling and production estimates, and direction of production, as well as estimated capital and other costs; future gold, silver, zinc, lead and copper prices; reserve and resource estimates; estimated gold and silver and base metal potential for expansion of existing resources; timing and results of drilling programs; hedging practices; currency exchange rate fluctuations; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; share valuation, including valuation relative to other resource companies and other statements that are not historical facts. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends" "anticipates" or "does not anticipate", "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements are based on our current expectations and assumptions. The anticipated timing and cost of activation of the Mines as well as the expected production from the Mines are based on the following assumptions: Capital and operating cost estimates are based on recent cost estimates of construction and mining costs developed by independent consultants and ESRI personnel; production estimates are based upon the actual metal recovery achieved on the Golden Dream Mine and Montana Tunnels Mine ores; and ore tonnage estimates and precious and base metal grades are as indicated in the plans and production schedules for the Mines developed by Company personnel and outside consultants. Although ESRI management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others; risks relating to the planned activation of the Mines including risks of delays in receipt of reclamation bond approval and delays in completion of construction, uncertainties relating to availability and timing of capital for financing the planned reactivation, risks relating to availability of outside contractors, risks of shortages of equipment or supplies, uncertainties relating to obtaining approvals and permits from government regulatory authorities, and risks of inability to achieve anticipated production volume or manage cost increases; risks that ESRI's acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of precious and base metals, the inherently hazardous nature of mining-related activities and uncertainties concerning reserve and recourse estimates as well as those factors discussed in ESRI's filings with the U.S. Securities and Exchange Commission (the "SEC"), including ESRI's latest filing on Form 8-K (SEC File No. 000-54645) filed with the SEC on April 12, 2012, as amended, and its other SEC filings including. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

Contact:

For additional information, please contact:
Eastern Resources Inc.
Robert Trenaman
Phone: 604-687-4450
e-mail: robert.trenaman@elkhorngoldfields.com